EXHIBIT 99.2
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                GEOPHYSICS AND TRENCHING EXTENDED ON ANDRESMIN'S
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                               WINICOCHA PROPERTY
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LIMA,  PERU - April 12, 2005 - Andresmin Gold  Corporation  ("Andresmin"  or the
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"Company")  (NASD OTC-BB:  "ADGD") is pleased to announce the  commencement of a
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second phase of geophysics over their  Winicocha  Project in Peru. The new phase of induced polarization and ground magnetics comprises a 45 line-kilometre program with inversion modelling to be performed by the University of British Columbia.

Recent results of modelling all geological, geochemical, and previous geophysics data indicates that there is a high probability that the zone of mineralization at Winicocha is sub-vertical and semi-cylindrical in shape, with an outer mineralized belt 300 m to 500 m wide, and an inner core averaging 1000 m in diameter. Presuming that the model is correct, the down-dip extent of mineralization has thus far been projected to be at least 300 m.

The geophysics contract has been awarded to Geofisica Consultores, a well respected geophysics group who performed the previous program on Winicocha. The geophysics team will arrive on the project on Wednesday. The purpose of the new program is to test the extent of the chargeability anomalies identified in 2004 which remain open to the west and north. The program will also consist of several IP lines perpendicular to the 2004 program across the stronger chargeability anomalies to increase the level of confidence in the recent 3D modelling of the Winicocha data.

Commensurate with the extended geophysics, Andresmin geologists will undertake a trench sampling program consisting of several kilometres of trenching to take samples of bedrock which lies beneath shallow overburden. The trenching and sampling program will be conducted in those areas which have not previously been sampled to determine the lateral extent of geochemical anomalies identified from earlier work by Andresmin.

Ian Brodie, President of Andresmin stated, "Porphyry mineralization is a complex process and Andresmin has been careful to acquire and analyze all available information to ensure a high probability of successful drilling results. We are very happy with how the Winicocha Project has developed, and each exploration stage brings us closer to confirming the potential of the Winicocha project."

About Andresmin Gold Corporation
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Andresmin is committed to building  shareholder  value through the  acquisition, exploration, and development of high quality mineral projects in the prime Central Andes region of South America, which annually produces 42% of the world's copper (over $18 billion each year). The Company has an impressive property portfolio with ten projects of merit encompassing 16,400 hectares of strategically located and highly prospective ground. The Winicocha copper-gold project in southern Peru is Andresmin's flagship project. Centromin reports Winicocha hosts an inferred reserve of 1.4 million ounces of gold, thought to be near surface expression of a much larger underlying copper-gold porphyry deposit. Recent sampling found a geochemical anomaly with grades ranging to 1.0% copper and 5.0 grams per tonne gold, and coincident geophysics has outlined three large anomalies. Exploration is ongoing on all projects. Andresmin trades under the symbol ADGD on the NASDAQ over-the-counter bulletin board.

For further information please contact:
Equity Research
Toll (888) 689-1620
investor@andresmin.com
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www.andresmin.com
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THIS NEWS RELEASE MAY INCLUDE  FORWARD-LOOKING  STATEMENTS WITHIN THE MEANING OF
SECTION 27A OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE UNITED STATES SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, WITH
RESPECT  TO  ACHIEVING  CORPORATE  OBJECTIVES,   DEVELOPING  ADDITIONAL  PROJECT
INTERESTS,   ANDRESMIN'S  ANALYSIS  OF  OPPORTUNITIES  IN  THE  ACQUISITION  AND
DEVELOPMENT OF VARIOUS PROJECT INTERESTS AND CERTAIN OTHER MATTERS. THESE STATEMENTS ARE MADE UNDER THE "SAFE HARBOR" PROVISIONS OF THE UNITED STATES PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND INVOLVE RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN.